As filed with the Securities and Exchange Commission on November 12, 2009
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C., 20549

FORM S-1/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Songwave Industries

(Exact name of Registrants specified in its charter)

Nevada		20-5282912
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

16761 Dale Vista Lane
Huntington Beach, CA 92647
(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 847-2460

Copies of all correspondence to:
Horwitz, Cron & Jasper, PLC
Attn: Lawrence Horwitz, Esq.
Four Venture, Suite 390
Irvine, CA 92618
Tel: (949) 450-4942
Fax: (949)453-8774

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [_]

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration state3ment number of the earlier effective Registration Statement for the same offering.  [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company’ in Rule 12b-2 of the Exchange Act.

Large accelerated filer [_]	Accelerated filer [_]
Non-accelerated filer [_]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	65,000	$0.501	$32,500	$1.812

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

1 The proposed maximum offering price per share was arbitrarily determined by the Directors of the Registrant.
2 The amount of the registration fee was estimated for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED JANUARY __, 2010

PROSPECTUS
SONGWAVE INDUSTRIES
65,000
SHARES OF COMMON STOCK
INITIAL PUBLIC OFFERING

The selling shareholders named in this selling shareholder’s prospectus (the “Prospectus”) are offering up to 65,000 shares of common stock offered through this Prospectus.  We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.  We have, however, set an offering price for these securities of $0.50 per share.  We will use our best efforts to maintain the effectiveness of the resale Registration Statement (the “Registration Statement”) from the effective date through and until all securities registered under the Registration Statement have been sold or are otherwise able to be sold pursuant to Rule 144 promulgated under the Securities Act of 1933.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.50	None	$0.50
Total	$32,500	None	$32,500

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.00 per share until such time as the shares of our common stock are traded on the Over-The-Counter Bulletin Board.  Although we intend to apply for quotation of our common stock on the Over-The-Counter Bulletin Board, public trading of our common stock may never materialize.  If our common stock becomes traded on the Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this Prospectus involves a high degree of risk.  See section of this Prospectus entitled "Risk Factors."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective.  The Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is:  January __, 2010

SUMMARY

Songwave Industries

Songwave Industries, a Nevada corporation (“Parent” or “Songwave,”) through its wholly owned subsidiary Tropical Beauty, Inc., California corporation (“Subsidiary” or “Tropical Beauty”) (Songwave Industries and Tropical Beauty, Inc. shall be collectively referred to herein as the “Company”), plans to develop, market, and brand skin care and body care products.  Particularly, the core products of the Company are going to be natural, organic, botanical based products which offer a healthy alternative to conventional cosmetics.  The Company, and its Subsidiary, have a limited operating history, thus there is little information upon which to base an evaluation of our business and prospects. We lack any meaningful financial history against which a potential investor can judge our performance or that, if known, would be of assistance in evaluating our business prospects or the merits of investing in the Company.  We will compete on the basis of a complete package of natural botanical based products that we will offer to our customers, as well as instituting a reputation for fair pricing and quality.  We will also compete with other owners and operators for buyers of the products we will manufacture.

Since we are in the early stage of our business plan, we have earned no revenues from our operations. As of  September 30, 2009, we had $1,108 cash on hand and $46,705 in total liabilities.  Since our inception through September 30, 2009, we have incurred a net loss of $34,551.  We attribute our net loss to not having sufficient revenues to offset our expenses and the professional fees related to the creation and operation of our business.

Our fiscal year ended is December 31.

Songwave was incorporated on July 25, 2006 under the laws of the State of Nevada.  Our principal offices are located at 16761 Dale Vista Lane, Huntington Beach, CA 92647. Our resident agent is Laughlin Associates, Inc. who is located at 2533 N. Carson Street, Carson City, NV 89706.  Our phone number is (714) 847-2460.

Unless otherwise noted, references to “we,” “our” or “us” means the Company.

THE OFFERING

Securities Being Offered:	Up to 65,000 shares of our common stock.

Offering Price and Alternative Plan of Distribution:
The offering price of the common stock is $0.50 per share.  We intend to apply to the Over-The-Counter Bulletin Board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering:	None

Securities Issued and to be Issued:
1,070,100 shares of our common stock are issued and outstanding as of the date of the Prospectus.  All of the common stock to be sold under this Prospectus will be sold by existing shareholders.  There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

SUMMARY FINANCIAL INFORMATION

Balance Sheet Data	From December 31, 2008 until September 30, 2009
Cash	$1,108
Liabilities	$46,705
Total Stockholder’s Equity (Deficit)	$(45,531)

Statement of Operations
Revenue	$0
Net Loss for Reporting Period	$(5,609)

RISK FACTORS

You should consider each of the following risk factors and any other information set forth herein and in our reports filed with the SEC, including our financial statements and related notes, in evaluating our business and prospects. The risks and uncertainties described below are not the only ones that impact on our operations and business. Additional risks and uncertainties not presently known to us, or that we currently consider immaterial, may also impair our business or operations. If any of the following risks actually occur, our business and financial results or prospects could be harmed. In that case, the value of the common stock could decline.

Risks Related To Our Financial Condition and Business Model

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

As of September 30, 2009, we had cash in the amount of $1,108.  Our cash on hand will not sufficiently allow us to acquire inventory and proceed with our business plan. We currently have begun operations and we have no income. We will require additional financing to sustain our business operations if we are not successful in earning significant revenues once our business plan is enacted.  We are in the process of securing an adequate manufacturing facility site properly equipped for manufacturing our products and properly training new employees.

Tropical Beauty intends to utilize the following materials:  Molds for soap; oils such as Olive Oil, Castor Oil, Coconut Oil, Virgin Coconut Oil, Monoi de Tahiti Oil, Olive Squalane, Palm Oil, Palm Kernel Oil, Sunflower Oil, Rice Bran Oil, Rosehip Seed Oil, Cranberry Seed Oil, Blueberry Seed Oil, Carrot Seed Oil; Emulsifying Wax NF; Emulsifying Conditioner; Preservatives; Beeswax; Packaging; Cocoa Butter; Shea Butter; Mango Butter; Absolutes such as Cocoa Absolute; Essential Oils such as Lavender, Tea Tree, Lemon and many others; Fragrance oils; FD&C colorants; Oxides; Ultramarines used for colorant; seeds used for exfoliating properties in body scrubs and soaps; and sugar, which also includes organic ingredients as well.

All ingredients listed above are to be used for lip balms, lotions, creams, soaps, facial products, body scrubs, bath bombs, bubble bath, bubble bath, lotions, and facial care products.  All these products are for hygiene, skincare, and novelty use.

We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including a response to advertising and our ability to penetrate the bath and beauty marketplace.

BECAUSE WE WILL NEED ADDITIONAL FINANCING TO FUND OUR CONTINUING GROWTH, OUR ACCOUNTANTS BELIEVE THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have incurred a net loss of $34,551 for the period from our inception to September 30, 2009, and have no sales.  Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our products. Our auditors have issued a going concern opinion and have raised substantial doubt about our continuance as a going concern. When an auditor issues a going concern opinion, the auditor has substantial doubt that the company will continue to operate indefinitely and not go out of business and liquidate its assets.  This is a significant risk to investors who purchase shares of our common stock because there is an increased risk that we may not be able to generate and/or raise enough resources to remain operational for an indefinite period of time. Potential investors should also be aware of the difficulties normally encountered by new business ventures and the high rate of failure of such enterprises.  The auditor’s going concern opinion may inhibit our ability to raise financing because we may not remain operational for an indefinite period of time resulting in potential investors failing to receive any return on their investment.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have just begun the initial stages of our business plan.  As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully.  We were incorporated on July 25, 2006 and to date have been involved primarily in organizational activities. We have not earned any revenues as of the date of this Prospectus, and thus face a high risk of business failure.

OPERATING DEFICITS

The expenses of the operations will exceed our revenues for the foreseeable future. This will require that these deficits be financed through our operations and our previous and perhaps future capital raises. In the event we are unable to achieve operating revenues to achieve our objectives and we are unable to obtain additional outside capital, we may be forced to curtail or terminate operations.

BECAUSE THE EXECUTIVE OFFICERS OF TROPICAL BEAUTY HAVE LIMITED TRAINING SPECIFIC TO THE TECHNICALITIES OF THE PRODUCTION AND SALE OF BATH AND BEAUTY PRODUCTS WE FACE A HIGH RISK OF BUSINESS FAILURE.

Ms. Analyn Sahachaisere, the president, chief executive officer and director of Tropical Beauty, has limited training in the production and sales of bath and body products.  As a result, our management may lack certain skills that are advantageous in managing such a company. In addition, Ms. Analyn Sahachaisere’s decisions and choices may not take into account standard business practices bath and beauty companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s limited experience in the Bath and Beauty Industry.

BECAUSE OF THE UNIQUE DIFFICULTIES AND UNCERTAINTIES INHERENT IN THE BATH AND BEAUTY BUSINESS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

Potential investors should be aware of the difficulties normally encountered by new bath and beauty manufacturing companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the design, manufacture and sale of the products that we plan to offer. These potential problems include, but are not limited to, unanticipated problems relating to manufacturing and sales, and additional costs and expenses that may exceed current estimates.

BECAUSE WE ANTICIPATE OUR OPERATING EXPENSES WILL INCREASE PRIOR TO OUR EARNING SIGNIFICANT REVENUES, WE MAY NEVER ACHIEVE PROFITABILITY.

Prior to completion of our development stage, we anticipate that we will incur increased operating expenses while realizing minimal revenues.  We expect to incur continuing and significant losses into the foreseeable future.  As a result of continuing losses, we may exhaust all of our resources and be unable to complete the successful development of our business.  Our accumulated deficit will continue to increase as we continue to incur losses.  We may not be able to earn profits or continue operations if we are unable to generate significant revenues from the sale of our products.  There is no history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

MR. ROY SAHACHAISERE AND HORWITZ, CRON & JASPER, PLC COLLECTIVELY OWN 94% OF OUR OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT CORPORATE DECISIONS INFLUENCED BY MR. ROY SAHACHAISERE AND HORWITZ, CRON & JASPER, PLC MAY BE INCONSISTENT WITH THE BEST INTERESTS OF OTHER STOCKHOLDERS.

Mr. Roy Sahachaisere, who is married to the President, Treasurer, Chief Executive Officer and sole Director, Ms. Analyn Sahachaisere, and Horwitz, Cron & Jasper, PLC, collectively own 94% of the outstanding shares of our common stock.  Accordingly, both parties will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of Mr. Roy Sahachaisere and Horwitz, Cron & Jasper, PLC may still differ from the interests of the other stockholders.

BECAUSE MR. ROY SAHACHAISERE AND HORWITZ, CRON & JASPER, OWN 94% OF OUR OUTSTANDING COMMON STOCK, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE IF THEY WERE TO SELL A SUBSTANTIAL NUMBER OF SHARES ALL AT ONCE OR IN LARGE BLOCKS.

Mr. Roy Sahachaisere owns 502,600 shares of our common stock.  Horwitz, Cron & Jasper, PLC owns 500,000 shares of our common stock.  Both of their holdings collectively equates to 94% of our outstanding common stock.  There is presently no public market for our common stock and we plan to apply for quotation of our common stock on the Over-The-Counter Bulletin Board upon the effectiveness of the registration statement of which this Prospectus forms a part.  If our shares are publicly traded on the Over-The-Counter Bulletin Board, Mr. Roy Sahachaisere and Horwitz, Cron & Jasper, PLC will eventually be eligible to sell their shares publicly subject to the volume limitations in Rule 144.  The offer or sale of a large number of shares at any price may cause the market price to fall.  Sales of substantial amounts of common stock or the perception that such transactions could occur, may materially and adversely affect prevailing markets prices for our common stock.

MR. ROY SAHACHAISERE, OUR PREVIOUS PRESIDENT, TREASURER, CHIEF EXECUTIVE OFFICER AND DIRECTOR, WHO HAS RESIGNED FROM ALL SUCH POSITIONS AS OF AUGUST 20, 2009, HAS RECEIVED A WELLS NOTICE FROM THE SECURITIES AND EXCHANGE COMMISSION, IN RELATION TO ANOTHER COMPANY, INVESTSOURCE, INC.

Mr. Roy Sahachaisere, our previous President, Treasurer, Chief Executive Officer and Director, has received a Wells Notice from the Securities and Exchange Commission (the “SEC”) dated August 5, 2009 in relation to InvestSource, Inc.  The Wells Notice states that the SEC intends to bring a civil injunctive action against InvestSource, Inc. and Mr. Sahachaisere, alleging that they violated Sections 17(a) and 17(b) of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder.  The Wells Notice states that the SEC is giving Mr. Sahachaisere an opportunity to make Wells Submissions to the SEC.  At this time, the SEC has not authorized an enforcement action against InvestSource, Inc. or Mr. Sahachaisere.  Mr. Sahachaisere resigned as President, Treasurer, Chief Executive Officer and Director on August 20, 2009.

IF WE ARE UNABLE TO SUCCESSFULLY COMPETE WITHIN THE BATH AND BEAUTY BUSINESS, WE WILL NOT BE ABLE TO ACHIEVE PROFITABLE OPERATIONS.

We compete against numerous competitors and others in the business, many of which are larger and have greater financial resources and better access to capital markets than us. We also compete with other owners and operators for buyers of the products we will manufacture.

There can be no assurance that any competitors will not develop and offer products similar or even superior to, the products which we will offer. Such competitiveness is likely to bring both strong price and quality competition to the sale of our products. This will mean, among others things, increased costs in the form of marketing and customer services, along with a reduction in pricing in sales. Generally, this will have a significant negative effect on our business.

There can be no assurance that we will have the financial resources, technical expertise or marketing and support capabilities to compete successfully.

BECAUSE OF FACTORS BEYOND OUR CONTROL WHICH COULD AFFECT THE MARKETABILITY OF THE PRODUCTS PRODUCED, WE MAY HAVE DIFFICULTY SELLING THE PRODUCTS WE MANUFACTURE.

Even if we design and produce the products intended, a ready market may not exist for the sale of the products. Numerous factors beyond our control may affect the marketability of any products manufactured.  These factors include market fluctuations, the proximity and capacity of bath and beauty product markets and government regulations.  These factors could inhibit our ability to sell products that we manufacture and have in inventory.

BECAUSE NEW LEGISLATION, INCLUDING THE SARBANES-OXLEY ACT OF 2002, INCREASES THE COST OF COMPLIANCE WITH FEDERAL SECURITIES REGULATIONS AS WELL AS THE RISKS OF LIABILITY TO OFFICERS AND DIRECTORS, WE MAY FIND IT MORE DIFFICULT FOR US TO RETAIN OR ATTRACT OFFICERS AND DIRECTORS.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934.  Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act and it is costly to remain in compliance with the federal securities regulations.  Additionally, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.  Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

CHANGING ECONOMIC AND MARKET CONDITIONS

The success of our activities may be affected by general economic conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances.

General economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances may affect the success of the Company.

The market for specific products or services offered by the Company may adversely change, thereby reducing the value of our shares of common stock.  The general economic prospects of the United States or any general fluctuations in the capital markets may also affect the value of the shares of common stock.

OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS WILL DEPEND ON OUR ABILITY TO MANAGE OUR FUTURE GROWTH EFFECTIVELY.

We are subject to the business risks and uncertainties associated with any new business enterprise. Our ability to achieve our business objectives will depend on our ability to grow. In the future, will need to hire, train, supervise and manage new employees. Failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations.

WE MAY EXPERIENCE FLUCTUATIONS IN OUR OPERATING RESULTS.

We may experience fluctuations in our operating results due to a number of factors, including the level of our expenses, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

Risks Related to this Offering

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES

A market for our common stock may never develop.  We currently plan to apply for quotation of our common stock on the Over-The-Counter Bulletin Board upon the effectiveness of the Registration Statement of which this Prospectus forms a part.  However, our shares may never be traded on the Over-The-Counter Bulletin Board, or, if traded, a public market may not materialize.  If our common stock is not traded on the Over-The-Counter Bulletin Board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

IF THE SELLING SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE.

The selling shareholders are offering 65,000 shares of our common stock through this prospectus. Our Common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the Common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.  The outstanding shares of common stock covered by this prospectus represent approximately 6% of the common shares outstanding as of the date of this Prospectus.

BECAUSE WE WILL BE SUBJECT TO THE “PENNY STOCK” RULES ONCE OUR SHARES ARE QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

IF OUR SHARES ARE QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD, WE WILL BE REQUIRED TO REMAIN CURRENT IN OUR FILINGS WITH THE SEC AND OUR SECURITIES WILL NOT BE ELIGIBLE FOR QUOTATION IF WE ARE NOT CURRENT IN OUR FILINGS WITH THE SEC.

In the event that our shares are quoted on the Over-The-Counter Bulletin Board, we will be required to remain current in our filings with the SEC in order for shares of our Common stock to be eligible for quotation on the Over-The-Counter Bulletin Board.  In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 or 60 day grace period if we do not make our required filing during that time.  If our shares are not eligible for quotation on the Over-The-Counter Bulletin Board, investors in our common stock may find it difficult to sell their shares.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

If you purchase shares of our common stock sold by the selling stockholders in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

STATE SECURITIES - BLUE SKY LAWS

Transfer of our common stock may also be restricted under the securities regulations or laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the Blue Sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state Blue-Sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the shares of our common stock for an indefinite period of time.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements of our intentions, hopes, beliefs, expectations, strategies, and predictions with respect to future activities or other future events or conditions within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are usually identified by the use of words such as “believe,” “will,” “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “should,” “could,” or similar expressions. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors,” and other sections of this prospectus, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels, activity, performance or achievements, express or implied by these forward-looking statements.

Although we believe that the assumptions underlying the forward-looking statements contained in this prospectus are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this prospectus will prove to be accurate. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and any prospectus supplement. We will not update these statements unless the securities laws require us to do so. Accordingly, you should not rely on forward-looking statements because they are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those contemplated by the forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this Prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

All shares being offered will be sold by existing shareholders without our involvement, consequently the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The selling shareholders named in this Prospectus are offering 65,000 shares of common stock offered through this Prospectus.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of September 30, 2009 including:

1.	The number of shares owned by each prior to this offering;
2.	The total number of shares that are to be offered by each;
3.	The total number of shares that will be owned by each upon completion of the offering;
4.	The percentage owned by each upon completion of the offering; and
5.	The identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this Prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 1,070,100 shares of common stock outstanding on September 30, 2009.

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering, assuming the Shareholder sells all of their Shares	Percent Owned Upon Completion of this Offering, assuming that the Shareholder sells all of their Shares.
Allan Suare	2,500	2,500	Zero	Zero
Ben Feingold	2,500	2,500	Zero	Zero
Charles Feingold	2,500	2,500	Zero	Zero
Christopher J. Nichols	2,500	2,500	Zero	Zero
Christopher Scott	2,500	2,500	Zero	Zero
Dave Tax	2,500	2,500	Zero	Zero
Digital Wallstreet, Inc.	2,500	2,500	Zero	Zero
Fabian Suarez	2,500	2,500	Zero	Zero
Fern Petit	2,500	2,500	Zero	Zero
Francis Horwitz	2,500	2,500	Zero	Zero
Hodassah Feingold	2,500	2,500	Zero	Zero
Invest Source, Inc.	2,500	2,500	Zero	Zero
Javanshir Khazali	2,500	2,500	Zero	Zero
Keith Michel	2,500	2,500	Zero	Zero
Keren Feingold	2,500	2,500	Zero	Zero
Leilani Wilson	2,500	2,500	Zero	Zero
Matt Jennings	2,500	2,500	Zero	Zero
Michelle Kramer	2,500	2,500	Zero	Zero
Neeraj S. Iyer	2,500	2,500	Zero	Zero
Oleksandr Farennikov	2,500	2,500	Zero	Zero
Paul W. Salay	2,500	2,500	Zero	Zero
Robert Jennings	2,500	2,500	Zero	Zero
Shawn P. Crawford	2,500	2,500	Zero	Zero
Tal Feingold	2,500	2,500	Zero	Zero
Tom Rubin	2,500	2,500	Zero	Zero
Wallstreet Direct, Inc.	2,500	2,500	Zero	Zero
TOTAL:	65,000	65,000

Other than as set forth below, none of the selling shareholders: (1) has had a material relationship with us other than as a shareholder at anytime within the past three years; or (2) has ever been one of our officers or directors:

1.	Mr. Roy Sahachisere, the husband of our President, Treasurer and Sole Director Ms. Analyn Sahachisere, is the sole Shareholder, Officer, and Director of InvestSource, Inc.
2.	Oledksandr Farennikov is the present Secretary of the Company.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.50 per share until such time as the shares of our common stock become traded on the Over-The-Counter Bulletin Board or another exchange.  Although we intend to apply for quotation of our common stock on the Over-The-Counter Bulletin Board, public trading of our common stock may never materialize.  If our common stock becomes traded on the Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.  In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions.  Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may among other things:

1.	Not engage in any stabilization activities in connection with our common stock;
2.	Furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and
3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

DESCRIPTION OF SECURITIES

Common Stock

We have 75,000,000 common shares authorized, with a par value of $0.001 per share, of which 1,070,100 shares were outstanding as of September 30, 2009.

Voting Rights

Holders of common stock have the right to cast one vote for each share of stock in his or her own name on the books of the Company, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including the election of directors.  There is no right to cumulative voting in the election of directors.  Except where a greater requirement is provided by statute or by the Articles of Incorporation, or by the Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of a majority of the outstanding shares of the our common voting stock shall constitute a quorum for the transaction of business. The vote by the holders of a majority of such outstanding shares is also required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Articles of Incorporation.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Stock Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Transfer Agent

Our transfer agent is Globex Transfer, LLC and they are located at 780 Deltona Blvd., Suite 202, Deltona, Florida 32725.  Their phone number is (386)206-1133.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The law firm of Horwitz, Cron & Jasper, P.L.C, our legal counsel, has provided an opinion on the validity of our common stock.  Originally, Lawrence Horwitz, Esq. invested $5,000 in exchange for 500,000 shares of common stock of the Company which was used by the Company as additional start up capital.  However, Mr. Horwitz transferred his shares into the name of Horwitz, Cron & Jasper, P.L.C.

Mendoza Berger & Company, LLP, Certified Public Accountants, has audited our financial statements included in this Prospectus and Registration Statement to the extent and for the periods set forth in their audit report.  Mendoza Berger & Company, LLP has presented their report with respect to our audited financial statements.  The report of Mendoza Berger & Company, LLP is included in reliance upon their authority as experts in accounting and auditing.

DESCRIPTION OF BUSINESS

In General

Songwave Industries, a Nevada corporation (“Parent” or “Songwave,”) through its wholly owned subsidiary Tropical Beauty, Inc., California corporation (“Subsidiary” or “Tropical Beauty”) (Songwave Industries and Tropical Beauty, Inc. shall be collectively referred to herein as the “Company”), develops, markets, and brands skin care and body care products.  Particularly, the core products of the Company are natural botanical based products which offer a highly differentiated, healthy alternative to conventional cosmetics.  The Company and its Subsidiary have a limited operating history, thus there is little information upon which to base an evaluation of our business and prospects. We lack any meaningful financial history against which a potential investor can judge our performance or that, if known, would be of assistance in evaluating our business prospects or the merits of investing in the Company.  We compete on the basis of a complete package of natural, organic, botanical based products that we will offer to our customers, as well as having a reputation for fair pricing and quality.  We will also compete with other owners and operators for buyers of the products we will manufacture.

Our plan of operations is to relocate to more suitable premises and acquire a sufficient inventory of required materials to allow us to produce and sell our line of bath and beauty products.

Songwave originally was developing a business model to market and distribute music over the internet. However, at this time, the Company is not pursuing such business model. However, Tropical Beauty is planning to expand their operations to include commercial interior design and decorating services.

Competition

We compete against numerous competitors and others in the business, many of which are larger and have greater financial resources and better access to capital markets than us. We will also compete with other owners and operators for buyers of the products we manufacture.

There can be no assurance that any competitors will not develop and offer products similar or even superior to, the products which we offer. Such competitiveness is likely to bring both strong price and quality competition to the sale of our products. This will mean, among other things, increased costs in the form of marketing and customer services, along with a reduction in pricing in sales. Generally, this will have a significant negative effect on our business.

There can be no assurance that we will have the financial resources, technical expertise or marketing and support capabilities to compete successfully.

Employees

We have no employees as of the date of this prospectus other than our President, Treasurer and sole Director Ms. Analyn Sahachaisere and our Secretary Oleksandr Farennikov.  We conduct our business largely through agreements with consultants and other independent third parties.

Subsidiaries

We currently have one wholly owned subsidiary, Tropical Beauty, Inc. (“Tropical Beauty” or “Subsidiary”) which was formed on August 19, 2004.  On January 1, 2008 we purchased all of the issued and outstanding stock of Tropical Beauty pursuant to a stock purchase agreement.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Licenses and Royalties

We do not have any license or royalty agreements in place.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

However, our previous President, Treasurer, Chief Executive Officer and Director, Mr. Roy Sahachaisere, the husband of our CEO, Ms. Analyn Sahachaisere,  has received a Wells Notice from the Securities and Exchange Commission (the “SEC”) dated August 5, 2009 in relation to InvestSource, Inc.  The Wells Notice states that the SEC intends to bring a civil injunctive action against InvestSource, Inc. and Mr. Sahachaisere, alleging that they violated Sections 17(a) and 17(b) of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder.  The Wells Notice states that the SEC is giving Mr. Sahachaisere an opportunity to make Wells Submissions to the SEC.  Mr. Sahachaisere resigned as President, Treasurer, Chief Executive Officer and Director on August 20, 2009.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock.  We intend to file an application for trading of our common stock on the Over-The-Counter Bulletin Board upon the effectiveness of the Registration Statement of which this Prospectus forms a part.  We can provide no assurance that our shares will be traded on the Over-The-Counter Bulletin Board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and; (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have 29 holders of record of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144 of the Securities Act of 1933.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least 180 days is entitled to sell his or her shares.  However, Rule 144 is not available to shareholders for at least one year subsequent to an issuer that previously met the definition of Rule 144(i)(1)(i) having publicly filed, on Form 8K, the information required by Form 10.

As of the date of this prospectus, all of the selling shareholder have held their shares for more than 180 days, however it has not been at least one year since the company filed the Form 10 Information on Form 8K as contemplated by Rule 144(i)(2) and (3).  Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (a) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (b) enable our common stock to be traded on the Over-The-Counter Bulletin Board.  We are filing this S-1 Registration Statement with the Commission to cause us to become a reporting company with the Commission under the 1934 Act. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the Over-The-Counter Bulletin Board.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  In the near future, in order for us to continue with the development of our bath and beauty line of products, we will need to raise additional capital.  We believe that obtaining reporting company status under the 1934 Act and trading on the Over-The-Counter Bulletin Board should increase our ability to raise these additional funds from investors.

FINANCIAL STATEMENTS

Index to Financial Statements:

PAGE #
1.	Audited financial statements for the years ended December 31, 2008 and 2007 and for the period from inception (July 25, 2006) through December 31, 2008.

	Report of Independent Certified Public Accounting Firm;	F-1
	Balance Sheets;	F-2
	Statements of Operations;	F-3
	Statements of Stockholders’ Equity; and	F-4
	Statements of Cash Flows;	F-5
	Notes to Financial Statements	F-6

2.	Unaudited Interim financial statements for the three and six months ended June 30, 2009 and 2008 and for the period from inception (July 25, 2006) through June 30, 2009.

	Balance Sheets	F-16
	Statements of Operations	F-17
	Statements of Stockholders’ Equity	F-18
	Statements of Cash Flows	F-19
	Notes to Financial Statements	F-20

3.	Unaudited Interim financial statements for the nine months ended September 30, 2009 and 2008 and for the period from inception (July 25, 2006) through September 30, 2009.	F-28

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
FINANCIAL STATEMENTS
FOR THE YEARS ENDED
DECEMBER 31, 2008 (CONSOLIDATED) AND 2007
AND FOR THE PERIOD
FROM INCEPTION (JULY 25, 2006)
THROUGH DECEMBER 31 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Songwave Industries, Inc.
Huntington Beach, CA

We have audited the accompanying consolidated balance sheets of Songwave Industries, Inc. and subsidiary (a development stage company) as of December 31, 2008 and the related consolidated statements of operations, changes in stockholders’ (deficit) equity, and cash flows for the year then ended and for the period from inception (July 25, 2006) through December 31, 2008. We have also audited the balance sheet of Songwave Industries, Inc. as of December 31, 2007, and the related statements of operations, changes in stockholders’ (deficit) equity, and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 2008 consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Songwave Industries, Inc. and subsidiary as of December 31, 2008, and the results of its consolidated operations and its cash flows for the year then ended and for the period from inception (July 25, 2006) through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.  Also, in our opinion, the 2007 financial statements present fairly, in all material respects, the financial position of Songwave Industries, Inc. as of December 31, 2007, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As more fully described in Note 2, the Company has incurred recurring operating losses since its inception and the Company will require additional funding through debt or equity to continue its operations.  These conditions raise substantial doubt as to the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments to reflect the outcome of this uncertainty.

Mendoza Berger & Company LLP

Irvine, California
April 9, 2009

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
BALANCE SHEETS
DECEMBER 31, 2008 AND 2007

ASSETS
	Consolidated
	2008	2007
Current assets
Cash	$9,757	$9,881

Total current assets	9,757	9,881

Property and equipment, net of accumulated depreciation	263	-

Total assets	$10,020	$9,881

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

Current liabilities
Notes payable – related parties	$32,370	$-
Accrued interest related to notes payable – related parties	4,304	-

Total current liabilities	36,674	-

Total liabilities	36,674	-

Stockholders’ (deficit) equity
Common stock, par value $.001 per share 75,000,000 shares authorized; 1,070,100 and 1,070,000 shares issued and outstanding at December 31, 2008 and 2007, respectively	1,070	1,070
Additional paid-in capital	-	10,930
Deficit accumulated during the development stage	(27,724)	(2,119)

Total stockholders’ (deficit) equity	(26,654)	9,881

Total liabilities and stockholders’ (deficit) equity	$10,020	$9,881

See accompanying notes to the financial statements.

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

	Consolidated		Consolidated
	For the Year Ended December 31, 2008	For the Year Ended December 31, 2007	For the Period from Inception (July 25, 2006) through December 31, 2008
Net revenue	$12,000	$-	$12,000
Operating expenses
General and administrative	25,555	1,059	27,674

Total operating expenses	25,555	1,059	27,674

Net loss before income taxes	(13,555)	(1,059)	(15,674)

Provision for income taxes	-	-	-

Net loss	$(13,555)	$(1,059)	$(15,674)

Net loss per common share – basic and diluted	$(0.013)	$(0.001)

Weighted average of common shares – basic and diluted	$1,070,100	$1,070,000

See accompanying notes to the financial statements.

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY
FOR THE PERIODS FROM INCEPTION (JULY 25, 2006)
THROUGH DECEMBER 31, 2007 AND 2008

	Common Stock
	Number of Shares	Amount	Additional Paid-In Capital	Deficit Accumulated During Development Stage	Total Stockholders’ Equity (Deficit)

Balance at inception (July 25, 2006)	-	$-	$-	$-	$-

Issuance of common stock November 1, 2006 for cash	1,000,000	1,000	4,000	-	5,000

Issuance of common stock December 2, 2006 for cash	67,500	68	6,682	-	6,750

Issuance via gift of common stock December 28, 2006 to related party	2,500	2	248	-	250

Net loss	-	-	-	(1,060)	(1,060)

Balance, December 31, 2006	1,070,000	1,070	10,930	(1,060)	10,940

Net loss	-	-	-	(1,059)	(1,059)

Balance, December 31, 2007	1,070,000	1,070	10,930	(2,119)	9,881

Exchange of common stock January 1, 2008 Songwave Industries, Inc. for common stock of Tropical Beauty, Inc.	100	-	(10,930)	(12,050)	(22,980)

Net loss	-	-	-	(13,555)	(13,555)

Balance, December 31, 2008 - consolidated	1,070,100	$1,070	$-	$(27,724)	$(26,654)

See accompanying notes to financial statements.

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

	Consolidated		Consolidated
	For the Year Ended December 31, 2008	For the Year Ended December 31, 2007	For the Period from Inception (July 25, 2006) through December 31, 2008
Cash flows from operating activities:
Net loss	$(13,555)	$(1,059)	$(15,674)

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	692	-	692
Gift of common stock	-	-	250

Changes in assets and liabilities:
Accrued interest related to notes payable – related parties	2,079	-	2,079

Net cash used in operating activities	(10,784)	(1,059)	(12,653)

Cash flows from investing activities:
Cash from acquisition of Tropical Beauty, Inc.	160	-	160

Net cash provided by investing activities	160	-	160

Cash flows from financing activities:
Proceeds from issuance of common stock	-	-	11,750
Proceeds from related party notes payable	10,500	-	10,500

Net cash provided by financing activities	10,500	-	22,250

Net increase (decrease) in cash	(124)	(1,059)	9,757

Cash, beginning of period	9,881	10,940	-

Cash, end of period	$9,757	$9,881	$9,757

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$2,079	$-	$2,079
Income taxes paid	$-	$-	$-
Cash from acquisition of Tropical Beauty, Inc.	$160	$-	$160

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:
Property and equipment from acquisition of Tropical Beauty, Inc.	$(955)	$-	$(955)
Note payable – related parties from acquisition of Tropical Beauty, Inc.	$21,870	$-	$21,870
Accrued expenses from acquisition of Tropical Beauty, Inc.	$2,225	$-	$2,225

See accompanying notes to financial statements.

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Songwave Industries, Inc. (the Company) is currently a development stage company under the provisions of Statement of Financial Accounting Standards (SFAS) No. 7 and was incorporated under the laws of the State of Nevada on July 25, 2006.  The Company originally was developing a business model to market and distribute music over the internet.  However, at this time, the Company has incurred only organizational costs to date and is not pursuing such business model.

The Company entered into a purchase agreement dated January 1, 2008 with Tropical Beauty, Inc., a California Corporation.  The Company acquired all of the outstanding shares (1,000) of Tropical Beauty, Inc., from its shareholder in exchange for 100 shares of Songwave Industries, Inc. stock.  The owners of Tropical Beauty, Inc. are majority owners of the Company.  Tropical Beauty, Inc. became a wholly owned subsidiary of Songwave Industries, Inc.  The assets and liabilities were recorded at cost basis.  From January 1, 2008, the financial statements were presented on a consolidated basis.

Basis of Accounting

The consolidated financial statements of the Company have been prepared on the accrual basis of accounting and are in conformity with accounting principles generally accepted in the United States of America and prevailing industry practice.

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries.  All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods.  Actual results could materially differ from those estimates.

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment is stated at cost.  Expenditures for major improvements are capitalized, while replacements, maintenance and repairs, which do not significantly improve or extend the useful life of the asset, are expensed when incurred.

Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years.

Provision for Income Taxes

The Company accounts for income taxes under SFAS 109, “Accounting for Income Taxes”.  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Reclassifications

Certain reclassifications have been made in the prior period financial statements to conform to the current presentation.

Basic and Diluted Income (Loss) Per Share

In accordance with SFAS No. 128, “Earnings Per Share”, basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding.  Diluted income (loss) per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  As of December 31, 2008 and 2007, the Company did not have any equity or debt instruments outstanding that could be converted into common stock.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (SFAS No. 141(R)), which replaces SFAS No. 141, Business Combinations, requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. This Statement also requires the acquirer in a business combination achieved in stages to recognize the identifiable assets and liabilities, as well as the non-controlling interest in the acquiree, at the full amounts of their fair values.

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

SFAS No. 141(R) makes various other amendments to authoritative literature intended to provide additional guidance or to confirm the guidance in that literature to that provided in this Statement. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We do not expect this will have a significant impact on our financial statements.

In December 2007, FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements (SFAS No. 160), which amends Accounting Research Bulletin No. 51, Consolidated Financial Statements, to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements.

SFAS No. 160 establishes accounting and reporting standards that require the ownership interests in subsidiaries not held by the parent to be clearly identified, labeled and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity. This statement also requires the amount of consolidated net income attributable to the parent and to the non-controlling interest to be clearly identified and presented on the face of the consolidated statement of income. Changes in a parent’s ownership interest while the parent retains its controlling financial interest must be accounted for consistently, and when a subsidiary is deconsolidated, any retained non-controlling equity investment in the former subsidiary must be initially measured at fair value. The gain or loss on the deconsolidation of the subsidiary is measured using the fair value of any non-controlling equity investment. The Statement also requires entities to provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. This Statement applies prospectively to all entities that prepare consolidated financial statements and applies prospectively for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. We do not expect this will have a significant impact on our financial statements.

2.	GOING CONCERN

As shown in the accompanying consolidated financial statements, the Company has not generated any significant revenue and has incurred a net operating loss of $27,724 from inception (July 25, 2006) through December 31, 2008. The Company is subject to those risks associated with development stage companies.  The Company has sustained losses since inception, and additional debt and equity financing will be required to fund its plans on expanding its manufacturing, product lines and to support operations.  However, there is no assurance that the Company will be able to obtain such additional equity or financing.  Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards will enable the Company to introduce new products on a timely basis so that profitable operations can be attained. These facts raise substantial doubt as to the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the outcome of this uncertainty.

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

3.	BUSINESS ACQUISITIONS

Tropical Beauty, Inc.

On January 1, 2008, the Company completed the acquisition of all of the outstanding equity shares of Tropical Beauty, Inc. (“Tropical Beauty”) pursuant to a Stock Purchase Agreement between the companies. As a result of this transaction, Tropical Beauty became a wholly owned subsidiary of the Company. The Company acquired all of the outstanding shares ($.001 par value; 1,000 shares issued and outstanding) of Tropical Beauty, from its shareholder in exchange for 100 shares of the Company. The owners of Tropical Beauty are majority owners of the Company.

Tropical Beauty is currently in a development stage, under the provision of statement of financial accounting standards (SFAS) No. 7 and a business to produce and market their own name brand of natural skin care products along the west coast beaches of California. Tropical Beauty, Inc. is expanding their operations to include commercial interior design and decorating services. Currently the Company is looking at vertical business enterprises to promote the progress of both operations.

Tropical Beauty results of operations are included in the Company's statement of operations from the acquisition date. The transaction was accounted for using the purchase method of accounting in accordance with SFAS No. 141, Business Combinations.

Tropical Beauty, Inc. (Continued)

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

Amount
Cash	$160
Property and equipment	955
Total assets acquired	1,115
Note payable – related parties	(21,870)
Accrued interest	(2,225)
Total liabilities assumed	(24,095)

Net liabilities assumed	$(22,980)

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

4.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31:

	2008	2007
Office furniture and equipment	$527	$--
Computers	428	--
	955	--
Accumulated depreciation and amortization	(692)

	$263	$--

Depreciation and amortization expense was $692 and $0 for the years ended December 31,2008 and 2007, respectively.

5.	NOTES PAYABLE – RELATED PARTIES

Notes payable – related parties consists of the following promissory notes at December 31, 2008:

Unsecured note dated September 25, 2008, with Company owned by majority shareholder with interest at 12.0%, due in 30 days upon demand	$5,000

Unsecured note dated November 25, 2008, with Company owned by majority shareholder with interest at 15.0%, due in 30 days upon demand	5,000

Unsecured note dated September 3, 2008, with interest at 10.0%, due in 30 days upon demand	500

Unsecured notes with majority shareholder, with interest at 8.0% and 12.0% due upon demand	21,870

Total	$32,370

6.	COMMON STOCK

On November 1, 2006, the Company issued 1,000,000 shares of its common stock to its officer for cash of $5,000 which was considered a reasonable estimate of fair value.

On December 2, 2006, the Company issued 67,500 shares of its common stock to unrelated investors for cash of $6,750 pursuant to the Company’s Registration Statement on Form D. On December 28, 2006, the Company issued 2,500 shares of its common stock as a gift to a related entity through common ownership valued at $250.

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

6.	COMMON STOCK, (Continued)

On January 1, 2008, the Company issued 100 shares of its common stock to acquire 100% of the outstanding stock ($0.001 par value; 1,000 shares issued and outstanding) of Tropical Beauty, Inc., from its shareholders.  The assets and liabilities were recorded at cost basis.  The owners of Tropical Beauty, Inc. are majority owners of Songwave Industries.

7.	PROVISION FOR INCOME TAXES

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 “Accounting for Income Taxes,” and clarified by FASB Interpretation (“FIN”) 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB statement No. 109.” A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

During the year ended December 31, 2007, the Company adopted Financial Accounting Standards Board (FASB), interpretation No. 48, Accounting for Uncertainty in Income Taxes” (FIN 48), which supplements SFAS No. 109, “Accounting for Income Taxes,” by defining the confidence level that a tax position must meet in order to be recognized in the financial statements. The Interpretation requires that the tax effects of a position be recognized only if it is “more-likely-than-not” to be sustained based solely on its technical merits as of the reporting date. The more-likely-than-not threshold represents a positive assertion by management that a company is entitled to the economic benefits of a tax position. If a tax position is not considered more-likely-than-not to be sustained based solely on its technical merits, no benefits of the tax position are to be recognized. Moreover, the more-likely-than-not threshold must continue to be met in each reporting period to support continued recognition of a benefit. With the adoption of FIN 48, companies are required to adjust their financial statements to reflect only those tax positions that are more-likely-than-not to be sustained. Any necessary adjustment would be recorded directly to retained earnings and reported as a change in accounting principle.

The components of the Company’s deferred tax asset as of December 31, 2008 and 2007 are as follows:

	2008	2007
Net operating loss carry forward	$3,700	$318
Valuation allowance	(3,700)	(318)
Net deferred tax asset	$-	$-

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

7.	PROVISION FOR INCOME TAXES (Continued)

A reconciliation of income taxes computed at the statutory rate to the income tax amount recorded is as follows:

	2008	2007
Tax at statutory rate (25% and 15% for 2008 and 2007, respectively)	$3,400	$159
Increases in valuation allowance	(3,400)	(159)
Net deferred tax asset	$-	$-

There is no deferred tax or deferred tax asset as of December 31, 2008 and 2007.

Upon adoption of FIN 48 as of January 1, 2007, the Company had no gross unrecognized tax benefits that, if recognized, would favorably affect the effective income tax rate in future periods. At December 31, 2008 the amount of gross unrecognized tax benefits before valuation allowances and the amount that would favorably affect the effective income tax rate in future periods after valuation allowances were $0. These amounts consider the guidance in FIN 48-1, “Definition of Settlement in FASB Interpretation No. 48”. The Company has not accrued any additional interest or penalties as a result of the adoption of FIN 48.

The Company had available approximately $15,700 and $2,100 in unused federal operating loss carry-forwards at December 31, 2008 and 2007, respectively, that may be applied against future taxable income. These net operation loss carry-forwards expire through 2028.

No tax benefit has been reported in connection with the net operation loss carry forwards in the financial statements as the Company believes it is more likely than not that the net operation loss carry forwards will expire unused. Accordingly, the potential tax benefits of the net operating loss carry forwards are offset by a valuation allowance of the same amount.    The Company recognized no state income tax liability on tax asset since it is located in Nevada, a state that has no state income taxes.  Also, the net operating losses of Tropical Beauty, Inc. are limited due to the change of ownership.

8.	FAIR VALUE ACCOUNTING

In September 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 157, “Fair Value Measurements” (“FAS 157”).  FAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  The provisions of FAS 157 were adopted January 1, 2008.  In February 2008, the FASB staff issued Staff Position No. 157-2 “Effective Date of FASB Statement No. 157” (“FSP FAS 157-2”).

FSP FAS 157-2 delayed the effective date of FAS 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  The provisions of FSP FAS-157-2 are effective for the Company’s fiscal year beginning January 1, 2009.

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

8.	FAIR VALUE ACCOUNTING, (Continued)

FAS 157 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  The three levels of the fair value hierarchy under FAS 157 are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2	Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly for substantially the full term of the asset or liability;

Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

The following table sets forth the Company’s financial assets and liabilities measured at fair value by level within the fair value hierarchy.  As required by FAS 157, assets and liabilities are classified in their entirety based on the lowest level of output that is significant to the fair value measurement.

	Fair value at December 31, 2008

	Total	Level 1	Level 2	Level 3
Assets:
Cash	$9,757	$9,757	$-	$-

Liabilities:
Notes payable – related parties	$32,370	$-	$-	$32,370

Accrued interest related to notes payable – related parties	4,304	-	-	4,304

	$36,674	$-	$-	$36,674

The Company’ cash is classified within Level 1 of the fair value hierarchy since they are valued using quoted market prices.  The cash that are valued based on quoted market prices.

The Company’s notes payable – related parties and related accrued interest are classified within Level 3 of the fair value hierarchy since they have valuation techniques that require inputs that are both significant to the fair value measurement and are unobservable.

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

8.	FAIR VALUE ACCOUNTING, (Continued)

In February 2007, the FASB issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“FAS 159”) permits entities to choose to measure many financial instruments and certain other items at fair value, with the objective of improving financial reporting by mitigating volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  The provisions of FAS 159 were adopted January 1, 2008.  The Company did not elect the Fair Value Option for any of its financial assets or liabilities, and therefore, the adoption of FAS 159 had no impact on the Company’s consolidated financial position, results of operations or cash flows.

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED
JUNE 30, 2009 AND 2008
AND FOR THE PERIOD
FROM INCEPTION (JULY 25, 2006)
THROUGH JUNE 30, 2009

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2009 AND DECEMBER 31, 2008

ASSETS

	June 30, 2009 (Unaudited)	December 31, 2008
Current assets
Cash	$1,040	$9,757

Total current assets	1,040	9,757

Property and equipment,
Net of accumulated depreciation	131	263

Total assets	$1,171	$10,020

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$25	$-
Notes payable – related parties	35,070	32,370
Accrued interest related to notes payable – related parties	5,998	4,304

Total current liabilities	41,093	36,674

Total liabilities	41,093	36,674

Stockholders’ (deficit) equity
Common stock, par value $.001 per share 75,000,000 shares authorized; 1,070,100 shares issued and outstanding at June 30, 2009 and December 31, 2008	1,070	1,070
Additional paid-in capital	-	-
Deficit accumulated during the development stage	(40,992)	(27,724)

Total stockholders’ deficit	(39,922)	(26,654)

Total liabilities and stockholders’ deficit	$1,171	$10,020

See accompanying notes to financial statements.

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008	For the Period from Inception (July 25, 2006) through June 30, 2009
Net revenue	$-	$-	$-	$-	$12,000

Operating expenses
General and administrative	2,262	7,106	12,468	7,820	40,142

Total operating expenses	2,262	7,106	12,468	7,820	40,142

Net loss before income taxes	(2,262)	(7,106)	(12,468)	(7,820)	(28,142)

Provision for income taxes	800	-	800	-	800

Net loss	$(3,062)	$(7,106)	$(13,268)	$(7,820)	$(28,942)

Net loss per common share – basic and diluted	$(0.003)	$(0.007)	$(0.012)	$(0.007)

Weighted average of common shares – basic and diluted	1,070,100	1,070,100	1,070,100	1,070,100

See accompanying notes to financial statements.

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE PERIODS FROM INCEPTION (JULY 25, 2006)
THROUGH JUNE 30, 2009

	Common Stock
	(0.001 par value)
	Number of Shares	Amount	Additional Paid-In Capital	Deficit Accumulated During Development Stage	Total Stockholders’ Equity (Deficit)

Balance at inception (July 25, 2006)	-	$-	$-	$-	$-

Issuance of common stock November 1, 2006 for cash	1,000,000	1,000	4,000	-	5,000

Issuance of common stock December 2, 2006 for cash	67,500	68	6,682	-	6,750

Issuance via gift of common stock December 28, 2006 to related party	2,500	2	248	-	250

Net loss	-	-	-	(1,060)	(1,060)

Balance, December 31, 2006	1,070,000	1,070	10,930	(1,060)	10,940

Net loss	-	-	-	(1,059)	(1,059)

Balance, December 31, 2007 (Audited)	1,070,000	1,070	10,930	(2,119)	9,881

Exchange of common stock January 1, 2008 Songwave Industries, Inc. for common stock of Tropical Beauty, Inc.	100	-	(10,930)	(12,050)	(22,980)

Net loss	-	-	-	(13,555)	(13,555)

Bal, Dec. 31, 2008 – (Audited) (Consolidated)	1,070,100	1,070	-	(27,724)	(26,654)

Net loss	-	-	-	(13,268)	(13,268)

Bal., June 30, 2009 – (Unaudited) (Consolidated)	1,070,100	$1,070	$-	$(40,992)	$(39,922)

See accompanying notes to financial statements.

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months Ended
	June 30, 2009	June 30, 2008	For the Period from Inception (July 25, 2006) through June 30, 2009

Cash flows from operating activities:
Net loss	$(13,268)	$(7,820)	$(28,942)

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	132	346	824
Gift of common stock	-	-	250

Changes in assets and liabilities:
Accounts payable	25	-	25
Accrued interest related to notes payable - related parties	1,694	914	3,773

Net cash used in operating activities	(11,417)	(6,560)	(24,070)

Cash flows from investing activities:
Cash from acquisition of Tropical Beauty,Inc.	-	160	160

Net cash provided by investing activities	-	160	160

Cash flows from financing activities:
Proceeds from issuance of common stock	-	-	11,750
Proceeds from related party notes payable	2,700	-	13,200

Net cash provided by financing activities	2,700	-	24,950

Net increase (decrease) in cash	(8,717)	(6,400)	1,040

Cash, beginning of period	9,757	9,881	-

Cash, end of period	$1,040	3,481	$1,040

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$1,694	$914	$3,773
Income taxes paid	$-	-	$-
Cash from acquisition of Tropical Beauty, Inc.	$-	$160	$160

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:
Property and equipment from acquisition of Tropical Beauty, Inc.	$-	$(955)	$(955)
Note payable – related parties from acquisition of Tropical Beauty, Inc.	$-	$21,870	$21,870
Accrued expenses from acquisition of Tropical Beauty, Inc.	$-	$2,225	$2,225

See accompanying notes to financial statements.

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2009

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Songwave Industries, Inc. (the Company) is currently a development stage company under the provisions of Statement of Financial Accounting Standards (SFAS) No. 7 and was incorporated under the laws of the State of Nevada on July 25, 2006.  The Company originally was  developing a business model to market and distribute music over the internet. However, at this time, the Company has incurred only orgazational costs to date and is not pursuing such business model.

The Company entered into a purchase agreement dated January 1, 2008 with Tropical Beauty, Inc., a California Corporation.  The Company acquired all of the outstanding shares (1,000) of Tropical Beauty, Inc., from its shareholder in exchange for 100 shares of Songwave Industries, Inc. stock.  The owners of Tropical Beauty, Inc. are majority owners of the Company.  Tropical Beauty, Inc. became a wholly owned subsidiary of Songwave Industries, Inc.  The assets and liabilities were recorded at cost basis.  From January 1, 2008, the financial statements were presented on a consolidated basis.

Basis of Presentation

The consolidated financial statements of the Company have been prepared on the accrual basis of accounting and are in conformity with accounting principles generally accepted in the United States of America and prevailing industry practice.

The unaudited financial statements included herein have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Item 10 of Regulation S-X.  They do not include all information and notes required by generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements included in the Company’s audit report for the years ended December 31, 2008 and 2007. In the opinion of management, all adjustments (including normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six months ended June 30, 2009, are not necessarily indicative of the results that may be expected for any other interim period or the entire year. For further information, these unaudited financial statements and the related notes should be read in conjunction with the Company’s audited financial statements for the years ended December 31, 2008 and 2007, included herein.

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries.  All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods.  Actual results could materially differ from those estimates.

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2009

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (Continued)

Property and Equipment

Property and equipment is stated at cost.  Expenditures for major improvements are capitalized, while replacements, maintenance and repairs, which do not significantly improve or extend the useful life of the asset, are expensed when incurred.

Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years.

Provision for Income Taxes

The Company accounts for income taxes under SFAS 109, “Accounting for Income Taxes”.  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Basic and Diluted Income (Loss) Per Share

In accordance with SFAS No. 128, “Earnings Per Share”, basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding.  Diluted income (loss) per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  As of June 30, 2009, the Company did not have any equity or debt instruments outstanding that could be converted into common stock.

Recent Accounting Pronouncements

In May 2008, the FASB issued SFAS No. 162 (“FAS 162”), The Hierarchy of Generally Accepted Accounting Principles.  FAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements that are presented in accordance with accounting principles generally accepted in the United States of America.  FAS 162 was effective on November 13, 2008.   The adoption of FAS 162 did not have a material impact on the Company’s consolidated financial statements.  FAS 162 was superseded by FAS 168.

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2009

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (Continued)

In June 2009, the FASB issued SFAS No. 168 (“FAS 168”), The FASB Accounting Standards Codification.  FAS 168 is effective for financial statements issued for annual and interim periods beginning after September 15, 2009.  On the effective date of FAS 168, the Codification will supersede all then-existing non-SEC accounting and reporting standards.  Rules and interpretive releases of the SEC under authority of federal securities laws will continue to be sources of authoritative GAAP for SEC registrants.  The adoption of FAS 168 is not expected to have a material effect on the Company’s financial statements.

2.	GOING CONCERN

As shown in the accompanying consolidated financial statements, the Company has not generated a substantial amount of revenue and has incurred a net operating loss of $40,992 from inception (July 25, 2006) through June 30, 2009 and has a working capital deficit of ($40,053). The Company is subject to those risks associated with development stage companies.  The Company has sustained losses since inception, and additional debt and equity financing will be required to fund its plans on expanding its manufacturing, product lines and to support operations.  However, there is no assurance that the Company will be able to obtain such additional equity or financing.  Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards will enable the Company to introduce new products on a timely basis so that profitable operations can be attained. These facts raise substantial doubt as to the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the outcome of this uncertainty.

3.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following at:

	June 30, 2009 (Unaudited)	December 31, 2008
Office furniture and equipment	$527	$527
Computers	428	428
	955	955
Accumulated depreciation and amortization	(824)	(692)

	$131	$263

Depreciation and amortization expense was $132 and $346 for the six months ended June 30, 2009 and June 30, 2008, respectively.

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2009

4.	NOTES PAYABLE – RELATED PARTIES

Notes payable – related parties consists of the following promissory notes at June 30, 2009:

Unsecured note dated May 6, 2009, with majority shareholder with interest at 15.0%, due in 30 days upon demand	$1,700

Unsecured note dated November 25, 2008, with Company owned by majority shareholder with interest at 15.0%, due in 30 days upon demand	5,000

Unsecured note dated September 25, 2008, with Company owned by majority shareholder with interest at 12.0%, due in 30 days upon demand	5,000

Unsecured note dated September 3, 2008, with interest at 10.0%, due in 30 days upon demand	500

Unsecured note dated February 19, 2008, with Company owned by majority shareholder with interest at 17.0%, due in 30 days upon demand	1,000

Unsecured notes with majority shareholder, with interest at 8.0% and 12.0% due upon demand	21,870

Total	$35,070

5.	COMMON STOCK

On November 1, 2006, the Company issued 1,000,000 shares of its common stock to its officer for cash of $5,000 which was considered a reasonable estimate of fair value.

On December 2, 2006, the Company issued 67,500 shares of its common stock to unrelated investors for cash of $6,750 pursuant to the Company’s Registration Statement on Form D. On December 28, 2006, the Company issued 2,500 shares of its common stock as a gift to a related entity through common ownership valued at $250.

On January 1, 2008, the Company issued 100 shares of its common stock to acquire 100% of the outstanding stock ($0.001 par value; 1,000 shares issued and outstanding) of Tropical Beauty, Inc., from its shareholders.  The assets and liabilities were recorded at cost basis.  The owners of Tropical Beauty, Inc. are majority owners of Songwave Industries.  Therefore, the transaction was recorded with no goodwill and equity was charged with $22,980.

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2009

6.	PROVISION FOR INCOME TAXES

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 “Accounting for Income Taxes,” and clarified by FASB Interpretation (“FIN”) 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB statement No. 109.” A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

During the year ended December 31, 2007, the Company adopted Financial Accounting Standards Board (FASB), interpretation No. 48, Accounting for Uncertainty in Income Taxes” (FIN 48), which supplements SFAS No. 109, “Accounting for Income Taxes,” by defining the confidence level that a tax position must meet in order to be recognized in the financial statements. The Interpretation requires that the tax effects of a position be recognized only if it is “more-likely-than-not” to be sustained based solely on its technical merits as of the reporting date. The more-likely-than-not threshold represents a positive assertion by management that a company is entitled to the economic benefits of a tax position. If a tax position is not considered more-likely-than-not to be sustained based solely on its technical merits, no benefits of the tax position are to be recognized.

Moreover, the more-likely-than-not threshold must continue to be met in each reporting period to support continued recognition of a benefit. With the adoption of FIN 48, companies are required to adjust their financial statements to reflect only those tax positions that are more-likely-than-not to be sustained. Any necessary adjustment would be recorded directly to retained earnings and reported as a change in accounting principle.

The components of the Company’s deferred tax asset as of December 31, 2008 and June 30, 2009 are as follows:

	June 30, 2009 (Unaudited)	December 31, 2008
Net operating loss carry forward	$7,000	$3,700
Valuation allowance	(7,000)	(3,700)
Net deferred tax asset	$-	$-

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2009

6.	PROVISION FOR INCOME TAXES (Continued)

A reconciliation of income taxes computed at the statutory rate to the income tax amount recorded is as follows:
For the Six Months Ended June 30, 2009
Tax at statutory rate (25% for the six months ended June 30, 2009)	$3,300
Increases in valuation allowance	(3,300)
Net deferred tax asset	$-

There is no deferred tax or deferred tax asset as of June 30, 2009 and December 31, 2008.

Upon adoption of FIN 48 as of January 1, 2007, the Company had no gross unrecognized tax benefits that, if recognized, would favorably affect the effective income tax rate in future periods. At June 30, 2009 and December 31, 2008 the amounts of gross unrecognized tax benefits before valuation allowances and the amount that would favorably affect the effective income tax rate in future periods after valuation allowances were $0. These amounts  consider the guidance in FIN 48-1, “Definition of Settlement in FASB Interpretation No. 48”. The Company has not accrued any additional interest or penalties as a result of the adoption of FIN 48.

The Company had available approximately $29,000 and $15,700 in unused federal operating loss carry-forwards at June 30, 2009 and December 31, 2008, respectively, that may be applied against future taxable income. These net operation loss carry-forwards expire through 2029.

No tax benefit has been reported in connection with the net operation loss carry forwards in the financial statements as the Company believes it is more likely than not that the net operation loss carry forwards will expire unused. Accordingly, the potential tax benefits of the net operating loss carry forwards are offset by a valuation allowance of the same amount.  The Company recognized no state income tax liability on tax asset since it is located in Nevada, a state that has no state income taxes.  Also, the net operating losses of Tropical Beauty, Inc. are limited due to the change of ownership.

7.	FAIR VALUE ACCOUNTING

In September 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 157, “Fair Value Measurements” (“FAS 157”).  FAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  The provisions of FAS 157 were adopted January 1, 2008.  In February 2008, the FASB staff issued Staff Position No. 157-2 “Effective Date of FASB Statement No. 157” (“FSP FAS 157-2”).

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2009

7.	FAIR VALUE ACCOUNTING (Continued)

FSP FAS 157-2 delayed the effective date of FAS 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  The provisions of FSP FAS-157-2 are effective for the Company’s fiscal year beginning January 1, 2009.

FAS 157 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy under FAS 157 are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2	Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly for substantially the full term of the asset or liability;

Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

The following table sets forth the Company’s financial assets and liabilities measured at fair value by level within the fair value hierarchy.  As required by FAS 157, assets and liabilities are classified in their entirety based on the lowest level of output that is significant to the fair value measurement.

	Fair Value at June 30, 2009

	Total	Level 1	Level 2	Level 3
Assets:
Cash	$1,040	$1,040	$-	$-

Liabilities:
Notes payable – related parties	$35,070	$-	$-	$35,070
Accrued interest related to notes payable – related parties	5,998	-	-	5,998

	$41,068	$-	$-	$41,068

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2009

7.	FAIR VALUE ACCOUNTING (Continued)

The Company’ cash is classified within Level 1 of the fair value hierarchy since they are valued using quoted market prices.  The cash that are valued based on quoted market prices.

The Company’s notes payable – related parties and related accrued interest are classified within Level 3 of the fair value hierarchy since they have valuation techniques that require inputs that are both significant to the fair value measurement and are unobservable.

	Fair Value Measurements at Reporting Date Using Significant Unobservable Inputs (Level 3)
	Note Payable – Related Party	Accrued Interest to Notes Payable – Related Party	Total
Beginning balance	$32,370	$4,304	$36,674
Included in earnings (or changes in net assets)	-	1,694	1,694
Issuances	2,700	-	2,700

Ending balance	$35,070	$5,998	$41,068

In February 2007, the FASB issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“FAS 159”) permits entities to choose to measure many financial instruments and certain other items at fair value, with the objective of improving financial reporting by mitigating volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  The provisions of FAS 159 were adopted January 1, 2008.  The Company did not elect the Fair Value Option for any of its financial assets or liabilities, and therefore, the adoption of FAS 159 had no impact on the Company’s consolidated financial position, results of operations or cash flows.

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIODS ENDED
SEPTEMBER 30, 2009 AND 2008
AND FOR THE PERIOD
FROM INCEPTION (JULY 25, 2006)
THROUGH SEPTEMBER 30, 2009

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2009 AND DECEMBER 31, 2008

ASSETS

	(Unaudited)
	September 30, 2009	December 31, 2008
Current assets
Cash	$1,108	$9,757

Total current assets	1,108	9,757

Property and equipment,
Net of accumulated depreciation	66	263

Total assets	$1,174	$10,020

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$150	$-
Notes payable – related parties	39,570	32,370
Accrued interest related to notes payable – related parties	6,985	4,304

Total current liabilities	46,705	36,674

Total liabilities	46,705	36,674

Stockholders’ (deficit) equity
Common stock, par value $.001 per share 75,000,000 shares authorized; 1,070,100 shares issued and outstanding at September 30, 2009 and December 31, 2008	1,070	1,070
Additional paid-in capital	-	-
Deficit accumulated during development stage	(46,601)	(27,724)

Total stockholders’ deficit	(45,531)	(26,654)

Total liabilities and stockholders’ deficit	$1,174	$10,020

See accompanying notes to the financial statements

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008	For the Period from Inception (July 25, 2006) through September 30, 2009

Net revenue	$-	$-	$-	$-	$12,000

Operating expenses
General and administrative	5,609	7,806	18,077	15,626	45,751

Total operating expenses	5,609	7,806	18,077	15,626	45,751

Net loss before income taxes	(5,609)	(7,806)	(18,077)	(15,626)	(33,751)

Provision for income taxes	-	800	800	800	800

Net loss	$(5,609)	$(8,606)	$(18,877)	$(16,426)	$(34,551)

Net loss per common share – basic and diluted	$(0.01)	$(0.01)	$(0.02)	$(0.02)

Weighted average of common shares – basic and diluted	1,070,100	1,070,100	1,070,100	1,070,100

See accompanying notes to the financial statements

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE PERIODS FROM INCEPTION (JULY 25, 2006)
THROUGH SEPTEMBER 30, 2009

	Common Stock
	(0.001 par value)
	Number of Shares	Amount	Additional Paid-In Capital	Tropical Beauty Stock Exchange	Deficit Accumulated During Development Stage	Total Deficit Accumulated During Development Stage	Total Stockholder’s Equity (Deficit)

Balance at inception (July 25, 2006)	-	$-	$-	$-	$-	$-	$-

Issuance of common stock November 1, 2006 for cash	1,000,000	1,000	4,000	-	-	-	5,000

Issuance of common stock December 2, 2006 for cash	67,500	68	6,682	-	-	-	6,750

Issuance via gift of common stock December 28, 2006 to related party	2,500	2	248	-	-	-	250

Net loss	-	-	-	-	(1,060)	(1,060)	(1,060)

Balance, December 31, 2006	1,070,000	1,070	10,930	-	(1,060)	(1,060)	10,940

Net loss	-	-	-	-	(1,059)	(1,059)	(1,059)

Balance, December 31, 2007	1,070,000	1,070	10,930	-	(2,119)	(2,119)	9,881

Exchange of common stock January 1, 2008 Songwave Industries, Inc. for common stock of Tropical Beauty, Inc.	100	-	(10,930)	(12,050)	-	(12,050)	(22,980)

Net loss	-	-	-	-	(13,555)	(13,555)	(13,555)

Balance, December 31, 2008 - consolidated	1,070,100	1,070	-	(12,050)	(15,674)	(27,724)	(26,654)

Net loss	-	-	-	-	(18,877)	(18,877)	(18,877)

Balance, September 30, 2009 - consolidated (unaudited)	1,070,100	$1,070	$-	$(12,050)	$(34,551)	$(46,601)	$(45,531)

See accompanying notes to the financial statements

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
	September 30, 2009	September 30, 2008	For the Period from Inception (July 25, 2006) through September 30, 2009

Cash flows from operating activities:
Net loss	$(18,877)	$(16,426)	$(34,551)

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	197	519	890
Gift of common stock	-	-	250

Changes in assets and liabilities:
Accounts payable	150	-	150
Accrued interest related to notes payable – related parties	2,681	1,560	4,759

Net cash used in operating activities	(15,849)	(14,347)	(28,502)

Cash flows from investing activities:
Cash from acquisition of Tropical Beauty, Inc.	-	160	160

Net cash provided by investing activities	-	160	160

Cash flows from financing activities:
Proceeds from issuance of common stock	-	-	11,750
Proceeds from related party notes payable	7,200	5,500	17,700

Net cash provided by financing activities	7,200	5,500	29,450

Net increase (decrease) in cash	(8,649)	(8,687)	1,108

Cash, beginning of period	9,757	9,881	-

Cash, end of period	$1,108	1,194	1,108

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$2,680	1,560	4,759
Income taxes paid	$800	800	1,600
Cash from acquisition of Tropical Beauty, Inc.	$-	160	160

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:
Property and equipment from acquisition of Tropical Beauty, Inc.	$-	(955)	(955)
Note payable – related parties from acquisition of Tropical Beauty, Inc.	$-	21,870	21,870
Accrued expenses from acquisition of Tropical Beauty, Inc.	$-	2,225	2,225

See accompanying notes to the financial statements

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(Unaudited)

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Songwave Industries, Inc. (the Company) is currently a development stage company, as defined by Accounting Standards Codification subtopic 915-10 Development State Entities No. 7 and was incorporated under the laws of the State of Nevada on July 25, 2006.  The Company is developing a business model to market and distribute music over the internet. The decline in traditional recorded music retailing methods has opened up opportunities for on-line retailing on the world-wide web.

The Company entered into a purchase agreement dated January 1, 2008 with Tropical Beauty, Inc., a California Corporation.  The Company acquired all of the outstanding shares (1,000) of Tropical Beauty, Inc., from its shareholder in exchange for 100 shares of Songwave Industries, Inc. stock.  The owners of Tropical Beauty, Inc. are majority owners of the Company.  Tropical Beauty, Inc. became a wholly owned subsidiary of Songwave Industries, Inc.  The assets and liabilities were recorded at cost basis.  Beginning January 1, 2008, the financial statements are presented on a consolidated basis.

Basis of Accounting

The consolidated financial statements of the Company have been prepared on the accrual basis of accounting and are in conformity with accounting principles generally accepted in the United States of America.

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary.  All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods.  Actual results could materially differ from those estimates.

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(Unaudited)

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment is stated at cost.  Expenditures for major improvements are capitalized, while replacements, maintenance and repairs, which do not significantly improve or extend the useful life of the asset, are expensed when incurred.

Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years.

Income Taxes

The Company accounts for income taxes under Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”).  Under the asset and liability method of ASC 740-10, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740-10, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Basic and Diluted Income (Loss) Per Share

In accordance with Accounting Standards Codification subtopic 260-10, Earnings Per Share, basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding.  Diluted income (loss) per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  As of September 30, 2009, the Company did not have any equity or debt instruments outstanding that could be converted into common stock.

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(Unaudited)

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

With the exception of those stated below, there have been no recent accounting pronouncements or changes in accounting pronouncements during the nine months ended September 30, 2009, as compared to the recent accounting pronouncements described in the Annual Report that are of material significance, or have potential material significance, to the Company.

Effective July 1, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

FASB ASC 855, Subsequent Events (“ASC 855” and formerly referred to as FAS-165), modified the subsequent event guidance. The three modifications to the subsequent events guidance are: 1) To name the two types of subsequent events either as recognized or non-recognized subsequent events, 2) To modify the definition of subsequent events to refer to events or transactions that occur after the balance sheet date, but before the financial statement are issued or available to be issued and 3) To require entities to disclose the date through which an entity has evaluated subsequent events and the basis for that date, i.e. whether that date represents the date the financial statements were issued or were available to be issued. This guidance is effective for interim or annual financial periods ending after June 15, 2009, and should be applied prospectively.

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(Unaudited)

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

FASB ASC 105, Generally Accepted Accounting Principles (“ASC 105” and formerly referred to as FAS 168) establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. ASC 105 is effective for financial statements issued for interim and annual periods ending after September 15, 2009.

2.	GOING CONCERN

As shown in the accompanying consolidated financial statements, the Company has not generated a substantial amount of revenue and has incurred a net operating loss of $46,601 from inception (July 25, 2006) through September 30, 2009 and has a working capital deficit of $45,597. The Company is subject to those risks associated with development stage companies.  The Company has sustained losses since inception, and additional debt and equity financing will be required to fund its plans on expanding its manufacturing, product lines and to support operations.  However, there is no assurance that the Company will be able to obtain such additional equity or financing.  Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards will enable the Company to introduce new products on a timely basis so that profitable operations can be attained. These facts raise substantial doubt as to the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the outcome of this uncertainty.

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(Unaudited)

3.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following at:

	September 30, 2009	December 31, 2008

Office furniture and equipment	$527	$527
Computers	428	428

	955	955
Accumulated depreciation and amortization	(889)	(692)

	$66	$263

Depreciation and amortization expense was $197 and $519 for the nine months ended September 30, 2009 and September 30, 2008, respectively.

4.	NOTES PAYABLE – RELATED PARTIES

Notes payable – related parties consists of the following promissory notes at September 30, 2009:

Unsecured note dated September 1, 2009, with a company owned by the majority shareholder with interest at 15%, due in 30 days after receipt of a demand	$3,500

Unsecured note dated August 4, 2009, with majority shareholder with interest at 15%, due in 30 days after receipt of a demand	1,000

Unsecured note dated May 6, 2009, with majority shareholder with interest at 15%, due in 30 days after receipt of a demand	1,700

Unsecured note dated February 19, 2009, with company owned by majority shareholder with interest at 17%, due in 30 days after receipt of a demand	1,000

Unsecured note dated November 25, 2008, with company owned by majority shareholder with interest at 15%, due in 30 days after receipt of a demand	5,000

Unsecured note dated September 25, 2008, with company owned by majority shareholder with interest at 12%, due in 30 days after receipt of a demand	5,000

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(Unaudited)

4.	NOTES PAYABLE – RELATED PARTIES (Continued)

Unsecured note dated September 3, 2008, with interest at 10%, due in 30 days after receipt of a demand	500

Unsecured notes with majority shareholder, with interest at 8% and 12.0% due after receipt of a demand	21,870

Total	$39,570

5.	COMMON STOCK

On November 1, 2006, the Company issued 1,000,000 shares of its common stock to its prior Chief Executive Officer and lawyer for cash of $5,000 which was considered a reasonable estimate of fair value.

On December 2, 2006, the Company issued 67,500 shares of its common stock to unrelated investors for cash of $6,750 pursuant to the Company’s Registration Statement -on Form D. On December 28, 2006, the Company issued 2,500 shares of its common stock to a related entity through common ownership valued at $250.

On January 1, 2008, the Company issued 100 shares of its common stock to acquire 100% of the outstanding stock ($0.001 par value; 1,000 shares issued and outstanding) of Tropical Beauty, Inc., from its shareholders.  The assets and liabilities were recorded at cost.  The owners of Tropical Beauty, Inc. are majority owners of Songwave Industries; therefore, the transaction was recorded with no goodwill and equity (additional paid-in capital of $10,930 and accumulated deficit of $12,050) was charged with $22,980.

6.	PROVISION FOR INCOME TAXES

Income taxes are recorded in accordance with Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”).  ASC 740-10 requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the financial statements or tax returns.  Measurement of the deferred items is based on enacted tax laws.  In the event the future consequences of differences between financial reporting bases and tax bases of the Company’s assets and liabilities result in a deferred tax assets, ASC 740-10 requires an evaluation of the probability of being able to realize the future benefits indicated by such assets.  A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or the entire deferred tax asset will not be realized.

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(Unaudited)

6.	PROVISION FOR INCOME TAXES (Continued)

The Company is subject to the income tax laws in the United States of America.  As of December 31, 2008, the Company had net operating loss carry forward for income tax reporting purposes of approximately $15,700 that may be offset against future taxable income through 2028.  Current tax laws such as IRC §382 limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs.  Therefore, the amount available to offset future taxable income may be limited.  No tax benefit has been reported in the consolidated financial statements because the Company believes there is no assurance the carry forwards will be used.  Potential tax benefits of the loss carry forwards are offset by valuation allowance of the same amount.

7.	FAIR VALUE ACCOUNTING

The Company adopted the provisions of Accounting Standards Codification subtopic 825-10, Financial Instruments (“ACS 825-10”).  ACS 825-10 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  The provisions of ACS 825-10 were adopted January 1, 2008.

The effective date of ACS 825-10 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually) are effective for the Company’s fiscal year beginning January 1, 2009.

ACS 825-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy under ACS 825-10 are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2	Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly for substantially the full term of the asset or liability;

Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(Unaudited)

7.	FAIR VALUE ACCOUNTING (Continued)

The following table sets forth the Company’s financial assets and liabilities measured at fair value by level within the fair value hierarchy.  As required by ACS 825-10, assets and liabilities are classified in their entirety based on the lowest level of output that is significant to the fair value measurement.

	Fair Value at September 30, 2009

	Total	Level 1	Level 2	Level 3

Assets:
Cash	$1,108	$1,108	$-	$-

Liabilities:
Notes payable – related parties	$39,570	$-	$-	$39,570

Accrued interest related to notes payable – related parties	6,985	-	-	6,985

	$46,555	$-	$-	$46,555

The Company’ cash is classified within Level 1 of the fair value hierarchy since they are valued using quoted market prices. The cash that are valued based on quoted market prices.

The Company’s notes payable – related parties and related accrued interest are classified within Level 3 of the fair value hierarchy since they have valuation techniques that require inputs that are both significant to the fair value measurement and are unobservable.

SONGWAVE INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(Unaudited)

7.	FAIR VALUE ACCOUNTING (Continued)

	Fair Value Measurements at Reporting Date Using Significant Unobservable Inputs (Level 3)

	Note Payable – Related Party	Accrued Interest to Notes Payable – Related Party	Total

Beginning balance	$32,370	$4,304	$36,674
Included in earnings (or changes in net assets)	-	2,681	2,681
Issuances	7,200	-	7,200

Ending balance	$39,570	$6,985	$46,555

In February 2007, the Company adopted the provisions of Accounting Standards Codification subtopic 825-10, Financial Instruments - Overall (“ASC 825-10”) permits entities to choose to measure many financial instruments and certain other items at fair value, with the objective of improving financial reporting by mitigating volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  The provisions of ASC 825-10 were adopted January 1, 2008.  The Company did not elect the Fair Value Option for any of its financial assets or liabilities, and therefore, the adoption of ASC 825-10 had no impact on the Company’s consolidated financial position, results of operations or cash flows.

PLAN OF OPERATIONS

We were incorporated on July 25, 2006 under the laws of the state of Nevada.  We hold a 100% interest in Tropical Beauty, Inc. which has its principal place of business in Huntington Beach, California.  Ms. Analyn Sahachaisere is our President, Treasurer, Chief Executive Officer and Sole Director.

Our plan of operations is to relocate to a bigger, more suitable premises and acquire sufficient inventory of required materials to allow us to produce and sell our line of natural, organic, botanical based bath and beauty products.

We do not have plans to purchase any significant equipment or change the number of our employees during the next twelve months.

Off Balance Sheet Arrangements

As of September 30, 2009, there were no off balance sheet arrangements.

Results of Operations for Fiscal Year Ending December 31, 2008 and Quarter Ending  September 30, 2009

Our revenues from December 31, 2008 through the quarter ended September 30, 2009 were minimal.  We do not anticipate earning revenues until such time as we enter into the final development stages of our bath and beauty products.

We incurred operating expenses in the amount of $18,077 from December 31, 2008 until  September  30, 2009. These operating expenses consisted of general and administrative expenses.  We anticipate our operating expenses will increase as we undertake our plan of operations.  We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As of  September 30, 2009, we had cash of $1,108 .  We have not attained profitable operations and are dependent upon obtaining financing to pursue activities beyond those planned for the current fiscal year.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of  September 30, 2009 are as follows:

Name	Age	Position(s) and Office(s) Held
Analyn Sahachaisere	32	President, Treasurer, Chief Executive Officer, Sole Director
Oleksandr Farennikov	32	Secretary

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors:

Analyn Sahachaisere

Ms. Analyn D. Sahachaisere, earned a Bachelor of Arts degree, majoring in Communications Studies, from the University California at Davis.  Ms. Schachaisere has 8 years experience working in the banking and financing industry with corporations such as Home Savings, Washington Mutual and Commerce West Bank.  Ms. Schachaisere has assisted in the funding and originating process of residential, business and personal lending.

Oleksandr Farennikov

Mr. Oleksandr Farennikov graduated with a Bachelor of Arts degree in International Business from Donetsk State University of Management with a high emphasis on Information Technologies Management in 1999.  Mr. Farennikov moved to the US in 2003 and worked in the international business markets.  In 2004, Mr. Farennikov was the founding and participating managing director for his international award winning web development company, Logistetica, which currently has offices in the US as well as Belarus.   In 2007, Mr. Farennikov worked with Fima Development Inc. in creating their IT infrastructure.

Directors

Our bylaws authorize no less than 1 director and currently have 1 Director, Ms. Analyn Sahachaisere.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

Ms. Analyn Sahachaisere and Oleksandr Farennikov are the only employees of the Company.  We conduct our business through agreements with consultants and arms-length third parties. Current arrangements in place include the following:

1.	Verbal agreements with our accountants to perform requested financial accounting services.

2.	Written agreements with auditors to perform audit functions at their respective normal and customary rates.

3.	Written agreements with consultants and arms-length third parties to perform certain tasks at their respective normal and customary rates.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Company presently not does have employment agreements with either of its named executive officers and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints typical of those faced by an early development stage business, the company has not paid any cash and/or stock compensation to its named executive officer.

Our current named executive officers are motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of their ability.  As our business and operations expand and mature, we may develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last completed fiscal year for all services rendered to us.

September 30, 2008 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Analyn Sahachaisere, President, CEO & Treasurer	2008	$0	$0	$0	$0	$0	$0	$0	$0
Oleksandr Farennikov, Secretary	2008	$0	$0	$0	$0	$0	$0	$0	$0

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Analyn Sahachaisere	0	0	0	$0	N/A	0	0	0	0
Oleksandr Farennikov	0	0	0	$0	N/A	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned orPaid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Analyn Sahachaisere	$0	$0	$0	$0	$0	$0	$0

Narrative Disclosure to the Director Compensation Table

Our director does not currently receive any compensation from the Company for her services as a member of the Board of Directors of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 2009, the beneficial ownership of our common stock by each executive officer, director, and by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 1,070,100 shares of common stock issued and outstanding on September 30, 2009.

Name and Address of Owner	Title of Class	Number of Shares Owned	Percentage of Class
Roy Sahachaisere	Common Stock	502,600	47%
Horwitz, Cron & Jasper, PLC	Common Stock	500,000	47%

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In accordance with the provisions in our bylaws, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

Ms. Analyn Sahachaisere, out President, Treasurer and sole Director is married to Mr. Roy Sahachaisere.  Mr. Roy Sahachaisere, who previously served as our President, Treasurer and sole Director, is the sole shareholder of InvestSource, Inc.  He also serves as the President, Treasurer, Secretary and sole Director of InvestSource, Inc.

AVAILABLE INFORMATION

We have filed a Registration Statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this Prospectus.  This Prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits.  Statements made in the Registration Statement are summaries of the material terms of the referenced contracts, agreements or documents of the Company.  We refer you to our Registration Statement and each exhibit attached to it for a more detailed description of matters involving the Company.  You may inspect the Registration Statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that files electronically with the Commission.  Our Registration Statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13.                      Other Expenses of Issuance and Distribution.

The estimated costs of this offering are as follows:

Securities and Exchange Commission Registration Fee	$1.81
Federal Taxes	$0.00
State Taxes and Fees	$0.00
Listing Fees	$0.00
Printing and Engraving Fees	$0.00
Transfer Agent Fees	$0.00
Accounting Fees and Expenses	$2,000.00
Legal Fees and Expenses	$5,000.00

Total	$7,001.81

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the selling shareholders offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14.                      Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by the Nevada Statutes and our Bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	A willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
2.	A violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
3.	A transaction from which the director derived an improper personal profit; and
4.	Willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;
2.	the proceeding was authorized by our Board of Directors;
3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or;
4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Item 15.                      Recent Sales of Unregistered Securities.

We initiated a private offering, within the meaning of Regulation D of the Securities Act, of up to 2,000,000 shares of common stock of the Company at $0.50 per share.  The shares of common stock of the Company were offered to accredited investors within the requirements of Regulation D of the Securities Act of 1933 under Rule 501(a) of Regulation D and exempted.  As of September 30, 2009, we have raised $6,750 from 27 accredited investors.  The proceeds of this offering were used for general working capital purposes.

Item 16.                      Exhibits and Financial Statement Schedules.

Exhibit Number	Description
3.1	Articles of Incorporation*
3.2	By-Laws*
5.1	Opinion of Horwitz, Cron & Jasper, P.L.C. with consent to use
23.1	Consent of Mendoza Berger & Company, LLP
___________
* Previously filed

Item 17.                      Undertakings.

1.
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:  (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser,

a)	If the Company is relying on Rule 430B:

i)
Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed  to be  part of the  registration  statement  as of the  date  the  filed prospectus was deemed part of and included in the Registration Statement; and

ii)
Each  prospectus  required  to be filed  pursuant  to Rule  424(b)(2), (b)(5),  or (b)(7) as part of a registration  statement in reliance on Rule 430B relating to an offering made pursuant to Rule  415(a)(1)(i),  (vii),  or (x) for the  purpose of providing the information required  by section  10(a) of the Securities  Act shall be deemed to be part of and included in the  Registration Statement  as of the earlier of the date such form of  prospectus  is first used after  effectiveness  or the date of the first contract of sale of securities in the  offering  described  in the  prospectus.  As  provided  in Rule  430B,  for liability  purposes  of the  issuer  and any  person  that  is at  that  date an underwriter, such  date  shall  be  deemed  to be a new  effective  date of the registration  statement relating to the securities in the Registration Statement to which that prospectus relates, and  the offering of such securities at that time shall be deemed to be the initial  bona fide offering thereof;  provided, however,  that no statement made in a registration  statement or prospectus that is part of the  registration  statement  or made in a document incorporated or deemed  incorporated by reference into the registration  statement or prospectus that is part of the  registration  statement will, as to a purchaser with a time of  contract  of sale  prior to such  effective  date,  supersede  or modify any statement that was made in the  registration  statement or prospectus  that was part of the registration the  statement  or made in any such  document  immediately prior to such effective date; or

b)	If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a registration  statement  or  prospectus  that is part of the  Registration Statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the Registration Statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  Registration Statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:  The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (a) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (b) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.
Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorizes this Registration Statement to be signed on its behalf by the undersigned, in California, on January 19, 2010.

SONGWAVE INDUSTRIES

By:	/s/ Analyn Sahachaisere
Name: Analyn Sahachaisere
Title: President, CEO and Director